SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2007

TRYCERA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-30872	33-0910363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18023 East Sky Park Circle, Suite G, Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 273-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See description of Bryan Kenyon’s Employment Agreement under Item 5.02 below.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Employment Agreement with Bryan Kenyon

On June 14, 2007, Trycera Financial, Inc. entered into a new Employment Agreement with Bryan Kenyon to continue to serve as Chief Financial Officer and to serve as Chief Operating Officer.  The Employment Agreement was approved by the Compensation Committee and is effective on June 7, 2007.  This agreement replaces the initial three-year employment agreement with Mr. Kenyon which had been automatically renewed for an additional one-year period through June 7, 2008.  The Board of Directors also approved the appointment of Mr. Kenyon as Chief Operating Officer of the company in a Unanimous Consent dated June 12, 2007.  Mr. Kenyon has served as Chief Financial Officer of the company since May 2004.  From May 2002 until February 2004, he was Director of Financial Planning and Analysis for Next Estate Communications (now called Green Dot Corporation), a leading provider of prepaid MasterCard® cards and stored value solutions.

The term of employment, pursuant to the Employment Agreement, is two years beginning June 7, 2007.  During such term Mr. Kenyon is required to devote his full time to the business of the company.  His base salary will be $120,000 per annum.  He received a signing bonus of 100,000 shares, scheduled to vest over four years.  He also received an option to purchase 200,000 additional shares as additional compensation for entering into the Employment Agreement.  The options granted to Mr. Kenyon will vest at a rate of 1/16th per quarter.  The exercise price of the options granted is $1.01.  The stock and options were granted pursuant to the company’s 2004 Stock Option/Stock Issuance Plan.

Mr. Kenyon is eligible to receive an annual performance bonus between 0% and 100% of the then applicable base salary upon achievement of annual performance objectives payable either in cash or stock.

Mr. Kenyon is also entitled to participate in the employee benefit plans maintained by the Company of general applicability to other senior executives, including, without limitation, group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans.

Mr. Kenyon is entitled to three weeks paid vacation per year.

The agreement also contains customary termination and confidentiality provisions.

2

Resignation of President and CEO

On June 11, 2007, Matthew S. Kerper tendered his resignation as the President and Chief Executive Officer of Trycera Financial.  The resignation is effective June 30, 2007.  Mr. Kerper has served as President and Chief Executive Officer since May 10, 2004.  Mr. Kerper also voluntarily cancelled his employment agreement with Trycera Financial effective June 30, 2007, but is expected to remain as an employee of the company.

Effective June 30, 2007, Bryan Kenyon, in his capacity as Chief Operating Officer of the company, will serve as the company’s principal executive officer.

The company issued a press release dated June 14, 2007, in connection with Mr. Kerper’s resignation and a copy of the press release is included with this report.

ITEM 9.01  EXHIBITS

The following exhibits are included as part of this report:

Exhibit No.	Description of Exhibit
99.1	Employment Agreement dated June 7, 2007, with Bryan Kenyon
99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trycera Financial, Inc.

Date: June 14, 2007	By	/s/ Bryan Kenyon
Bryan Kenyon, COO

3